SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)  March 1, 2002



                       SPRINT CORPORATION
     (Exact name of Registrant as specified in its charter)

         Kansas                   1-04721                   48-0457967
(State of Incorporation)   (Commission File Number)     (I.R.S. Employer
                                                        Identification No.)


   2330 Shawnee Mission Parkway, Westwood, Kansas              66205
     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (913) 624-3000



 (Former name or  former address, if changed since last report)


          P. O. Box 11315, Kansas City, Missouri 64112
        (Mailing address of principal executive offices)

Item 5.  Other Events.

     1. Press Release Regarding New Sources of Financing. On March 1, 2002, the registrant ("Sprint") announced new sources of financing and reduced cash needs. The press release was as follows:

     Sprint Announces New Sources of Financing and Reduced Cash Needs

Kansas City, Mo., - March 1, 2002 - Sprint (NYSE: FON, PCS) today announced a series of steps that will increase the company's financial flexibility and address the market's current concerns about the company's liquidity.

"Our objective is to optimally manage our capital structure and maintain strong liquidity," said Arthur B. Krause, Sprint's executive vice president and chief financial officer. "Key credit statistics are expected to improve substantially this year and into the future. Liquidity is available to us from many sources including banks, commercial paper, term debt, monetization of non-strategic assets and, if needed, equity-related instruments. Accordingly, we believe we should maintain a solid investment-grade credit rating, and our hope is that the market will again focus on the fundamentals of our businesses."

Sprint has signed a commitment letter with Citibank N.A. and Deutsche Bank AG for a $1 billion term loan facility. The commitment, which is fully incremental to Sprint's existing $5 billion revolving line of credit, is for a nine-month loan secured by the assets of Sprint's directory publishing business. This loan amount is the equivalent of the net new cash requirements for the company for the entire year.

Additionally, Sprint is expanding its existing accounts receivable financing program to include Sprint PCS receivables. Sprint expects that the program expansion will be in excess of $500 million and available in the next 60 days.

Sprint also has retained Deutsche Banc Alex. Brown Inc. and Salomon Smith Barney Inc. to explore values that Sprint could obtain if it were to sell the directory publishing business.

In addition, Sprint's incremental 2002 cash requirements are expected to be reduced to approximately $1.0 billion from $1.7 billion:

     o Sprint's expected overall capital spending will be reduced by a total of $400 million to approximately $6.4 billion from $6.8 billion to reflect lower expected spending in the Global Markets Division. Capital expenditures in Global Markets are now expected to be approximately $1.4 billion and total FON Group capital expenditures are expected to be approximately $3.0 billion, a $400 million reduction from previous guidance.

     o Due to the high likelihood of either a significant delay or termination of the availability of the NextWave spectrum, Sprint now expects the PCS Group financing needs for 2002 to be $300 million below previous guidance.

As a result of reduced capital expenditures, Sprint now expects the FON Group to be free cash flow positive for the full year 2002. Both the PCS Group and FON Group are expected to be free cash flow positive for the full year 2003.

Sprint's consolidated debt has increased over the past several years largely due to the start-up phase of Sprint PCS. With Sprint PCS now a $10 billion business, third generation (3G) network services expected to be launched this summer, a rapidly-growing customer base that exceeded 13.5 million customers at the end of 2001 and EBITDA growing at a rapid pace, debt levels are expected to peak in 2002 and are expected to decline beginning in 2003.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This news release includes "forward-looking statements" within the meaning of securities laws. The statements in this news release regarding expected performance as well as other statements that are not historical facts are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," and similar expressions identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, Sprint has made assumptions regarding, among other things, customer and network usage, customer growth, pricing, costs to acquire customers and to provide services, and the economic environment. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

o   the effects of vigorous competition in the markets in which Sprint operates;
o the costs and business risks associated with providing new services and entering new markets necessary to provide nationwide or global services;
o the ability of the PCS Group to continue to grow a significant market presence;
o the effects of mergers and consolidations within the telecommunications industry;
o   the uncertainties related to Sprint's strategic investments;
o the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;
o   the impact of new technologies on Sprint's business;
o   unexpected results of litigation filed against Sprint;
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes including the impact of the Telecommunications Act of 1996, or other external factors over which Sprint has no control; and
o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission ("SEC").

Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint provides a detailed discussion of risk factors in periodic SEC filings as well as its registration statements (see Registration No. 333-75578) and you are encouraged to review these filings.

About Sprint
Sprint is a global communications company serving more than 23 million business and residential customers in more than 70 countries. With 80,000-plus employees worldwide and more than $26 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scalable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

     2. Press Release Reaffirming 2002 Expectations and Providing First Quarter Outlook. On March 6, 2002, Sprint announced that it is on track to meet its financial targets for 2002 and provided a first quarter outlook for both its PCS Group and its FON Group. The press release was as follows:

    Sprint Reaffirms 2002 Expectations and Provides First Quarter Outlook

Kansas City, Mo., - March 6, 2002 - Sprint (NYSE: PCS, FON) today announced that the company is on track to meet its financial targets for 2002. In addition, Sprint provided a first quarter outlook for both its PCS and FON Groups.

Full year expectations for the PCS Group include 3 million net customer additions and EBITDA of $3 billion, which the company reaffirmed today. Based on January and preliminary February results, Sprint expects 700,000 to 750,000 net customer additions in the first quarter and EBITDA approaching $600 million, excluding one-time charges associated with the previously announced closing of five customer care centers. In addition, the company believes first quarter churn will be consistent with earlier guidance and average revenue per user is expected to be approximately $60, also consistent with expectations.

The company also reaffirmed its 2002 goals for the FON Group, including EBITDA of approximately $4.6 billion and earnings per share approaching $1.40, excluding ION. In the first quarter, the company expects that its Global Markets division will show sequential revenue and EBITDA growth, reinforcing the belief that the fourth quarter of 2001 was the low point from a profitability perspective. The Local Division is expected to continue its steady performance in the first quarter.

Planned 2002 capital expenditures for the PCS Group are $3.4 billion and Sprint recently reduced its expectation for FON Group capital expenditures from $3.4 to $3.0 billion. As a result, the company's incremental cash requirements are expected to be approximately $1 billion for the full year. Sprint recently announced that it had signed a commitment letter for a $1 billion term loan facility secured by the assets of the its directory publishing business. This loan amount is equivalent to the net new cash requirements of the company for 2002.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This news release includes "forward-looking statements" within the meaning of securities laws. The statements in this news release regarding expected performance as well as other statements that are not historical facts are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," and similar expressions identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, Sprint has made assumptions regarding, among other things, customer and network usage, customer growth, pricing, costs to acquire customers and to provide services, and the economic environment. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

o   the effects of vigorous competition in the markets in which Sprint operates;
o the costs and business risks associated with providing new services and entering new markets necessary to provide nationwide or global services;
o the ability of the PCS Group to continue to grow a significant market presence;
o the effects of mergers and consolidations within the telecommunications industry;
o   the uncertainties related to Sprint's strategic investments;
o the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;
o   the impact of new technologies on Sprint's business;
o   unexpected results of litigation filed against Sprint;
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes including the impact of the Telecommunications Act of 1996, or other external factors over which Sprint has no control; and
o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission ("SEC").

Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint provides a detailed discussion of risk factors in periodic SEC filings, including its 2001 Form 10-K, and you are encouraged to review these filings.

About Sprint
Sprint is a global communications company serving more than 23 million business and residential customers in more than 70 countries. With 80,000-plus employees worldwide and more than $26 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scalable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

     3. Sprint Reaffirms Previously Disclosed Information and Provides Certain Forward Looking Statements. Sprint reaffirms the following previously disclosed information:

  a) its expectation that the FON Group will be free cash flow positive for the year 2002; and

  b) its expectation that both the FON Group and PCS Group will be free cash flow positive in 2003.

Sprint also provides the following forward-looking statements, which are based on currently available information:

  a) total debt-to-capital ratio is expected to be approximately 60% at the end of 2002;

  b) debt-to-EBITDA ratio is expected to be approximately 3.0 times at the end of 2002; and

  c)   2002 EBITDA is expected to be greater than 5.0 times 2002 interest.

Note: The total debt-to-total capital ratio and the debt-to-EBITDA ratio for Sprint are calculated defining "debt" as short-term borrowings, long-term debt, capital lease obligations and 20% of the equity unit notes value. Total capital is defined as "debt," plus the remaining 80% of the equity unit notes value, redeemable preferred stock and total shareholders' equity.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              SPRINT CORPORATION


Date: March 6, 2002             By:  /s/ Michael T. Hyde
                                     Michael T. Hyde
                                     Assistant Secretary